As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-272548

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gouverneur Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6036	37-2102925
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

42 Church Street

Gouverneur, New York 13642

(315) 287-2600

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Charles C. Van Vleet, Jr.

President and Chief Executive Officer

Gouverneur Bancorp, Inc.

42 Church Street

Gouverneur, New York 13642

(315) 287-2600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
Gary R. Bronstein, Esq.
Stephen F. Donahoe, Esq.
Kilpatrick Townsend & Stockton LLP
701 Pennsylvania Avenue, NW, Suite 200
Washington, DC 20004 (202) 508-5800

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded October 31, 2023.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 390,746 shares of the 1,497,945 shares of common stock, $0.01 par value per share, of Gouverneur Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on August 14, 2023.  Of the remaining 1,107,199 shares of common stock, (i) 723,068 shares of common stock have been offered and sold in accordance with the Prospectus dated August 14, 2023, as filed pursuant to Securities Act Rule 424(b) on August 24, 2023, as supplemented by the Prospectus Supplement dated October 4, 2023, as filed pursuant to Securities Act Rule 424(b) on October 4, 2023 (collectively, the “Prospectus”), and (ii) 384,131 shares of common stock have been offered and sold in an exchange offering in accordance with the Prospectus/Proxy Statement dated August 14, 2023, as filed pursuant to Securities Act Rule 424(b) on August 24, 2023 (the “Prospectus/Proxy Statement”).  No further shares of common stock will be offered and sold pursuant to the Prospectus or issued and exchanged pursuant to the Prospectus/Proxy Statement by the Registrant.  The Registrant, therefore, requests deregistration of the 390,746 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gouverneur, State of New York, on November 30, 2023.

GOUVERNEUR BANCORP, INC.

By:	/s/ Charles C. Van Vleet, Jr.
Charles C. Van Vleet, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles C. Van Vleet, Jr.	President and Chief Executive Officer and Director	November 30, 2023
Charles C. Van Vleet, Jr.	(principal executive officer)

/s/ Kimberly A. Adams	Vice President and Chief Financial Officer	November 30, 2023
Kimberly A. Adams	(principal financial and accounting officer)

*	Chairman of the Board of Directors
David C. McClure

*	Director
Clara P. Cummings

*	Director
Henry J. Leader

*	Director
John N. Mason

*	Director
Timothy J. Monroe

*	Director
Amy M. Rapholz

*	Director
Chad B. Soper

*  Pursuant to power of attorney previously filed with the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on June 9, 2023.

By:	/s/ Charles C. Van Vleet, Jr.	November 30, 2023
Charles C. Van Vleet, Jr.
Attorney-in-Fact